      As filed with the Securities and Exchange Commission on May 30, 2000

                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                TODAY'S MAN, INC.
             (Exact name of Registrant as specified in its charter)

           Pennsylvania                                         23-1743137
---------------------------------                       ------------------------
 (State or other jurisdiction of                            (I.R.S. employer
  incorporation or organization)                         identification number)

                                835 Lancer Drive
                        Moorestown West Corporate Center
                          Moorestown, New Jersey 08057
                            Telephone (856) 235-5656
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                   David Feld
                 Chairman, President and Chief Executive Officer
                                Today's Man, Inc.
                                835 Lancer Drive
                          Moorestown, New Jersey 08057
                                 (856) 235-5656
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            Francis E. Dehel, Esquire
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 569-5500
                            Facsimile (215) 569-5555

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          Proposed             Proposed
                                                                           maximum              maximum            Amount of
               Title of securities                   Amount to be      offering price          aggregate         registration
                to be registered                    registered (1)      per share (1)      offering price(1)          fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.......................     5,427,792             $2.70           $14,655,038.40          $3,869

(1) Based upon the number of shares of common stock which may be issued from time to time upon exercise of outstanding common stock purchase warrants at an exercise price of $2.70 per share.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                    SUBJECT TO COMPLETION, DATED MAY 30, 2000

                                   PROSPECTUS

                                5,427,792 Shares

                                 TODAY'S MAN(R)

                                  Common Stock


         We have outstanding common stock purchase warrants to purchase up to 5,427,792 shares of our common stock. The warrant holders can use this prospectus to purchase some or all of the shares of common stock they receive by exercising those warrants. We will receive $2.70 per warrant upon any exercise of a warrant for our common stock.

         Our common stock and warrants are traded on the Nasdaq National Market under the symbols "TMAN" and "TMANW." On May 26, 2000, the last sale prices of the common stock and warrants as reported on the Nasdaq National Market was $0.50 per share and $0.11 per warrant.

                                ----------------

         The purchase of our common stock involves a high degree of risk. You should carefully consider the factors described under the caption "Risk Factors" beginning on page 4 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or inadequate. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is May __, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information............................................1

Summary........................................................................3

The Offering...................................................................4

Risk Factors...................................................................4

Use of Proceeds................................................................9

Description of Securities......................................................9

Legal Matters.................................................................11

Experts.......................................................................11

                       Where You Can Find More Information

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any document that we have filed with the SEC at the SEC's Public Reference Room located at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about the Public Reference Room facilities. Our SEC filings are also available to you free of charge at the SEC's website at http://www.sec.gov.

         We have filed a registration statement on Form S-3 with the SEC that covers the issuance of the common stock offered by this prospectus. This prospectus forms a part of the registration statement; however, the prospectus does not include all of the information included in the registration statement. As a result, you should refer to the registration statement for additional information about us and the common stock being offered in this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement are not necessarily complete and you should review the referenced document itself for a complete understanding of its terms.

         The SEC also allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this prospectus. Later information filed by us with the SEC updates and supersedes this prospectus.

         The following documents previously filed by us with the SEC under the Exchange Act are incorporated in this prospectus by this reference:


                  SEC Filings                                                 Period
------------------------------------------------   -------------------------------------------------------------
Annual Report on Form 10-K, as amended              Year ended January 29, 2000

Registration Statement on Form 8-A,                 Filed on December 29, 1997
including any amendments or reports filed
for the purpose of updating such description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the date that this offering of our common stock is terminated, will automatically be incorporated by reference into this prospectus.

         If you would like a copy of any document, please write or call us at:

                  Today's Man, Inc.
                  835 Lancer Drive
                  Moorestown, New Jersey 08057
                  Attention: Frank E. Johnson, Executive Vice President and Chief Financial Officer
                  Telephone: (856) 235-5656.

         You should not assume that the information included in or incorporated by reference into this prospectus or in any prospectus supplement is accurate as of any date later than the date on the front of the prospectus or prospectus supplement.

         You should only rely upon the information included in or incorporated by reference into this prospectus or in any prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information.

         Throughout this prospectus, we refer to Today's Man and its subsidiaries as "us," "we," "our," "Today's Man" or the "Company."

                                     Summary

         We are a men's apparel superstore retailer offering a wide selection of tailored clothing, furnishings, sportswear and shoes at an everyday low price. We operate a chain of 29 superstores in the Greater Philadelphia, Washington, D.C., Baltimore and New York markets. We seek to be the leading menswear retailer in each of our markets by providing a broad and deep assortment of moderate to better, current-season, brand-name and private label merchandise at everyday low prices which we believe represents the greatest value at a given price point. We provide these everyday low prices to our customers through economies provided by our large volume, preplanned inventory purchases and lower initial mark-ups.

         On February 2, 1996, Today's Man, Inc. and certain of our subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware seeking to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Our Plan of Reorganization was confirmed by the Bankruptcy Court on December 12, 1997 and became effective on December 31, 1997. Under the Plan of Reorganization, we paid an aggregate of $53.3 million and issued 9,920,568 shares of common stock to our creditors in settlement of $76.2 million of outstanding debt, including post-petition interest. Under the Plan of Reorganization, holders of our common stock received for each share of old common stock:

         o  one share of new common stock; and
         o  0.5 of a common stock purchase warrant.

         Each whole warrant entitles the holder to purchase one share of new common stock at an exercise price of $2.70 per share at any time on or before December 31, 1999. In December 1999, we extended the period for exercising the warrants to January 2, 2001. A total of 5,427,792 warrants are currently outstanding.

         We were incorporated in Pennsylvania in 1971 as Feld & Sons, Inc. and changed our name to Today's Man, Inc. in March 1992. Our executive and administrative offices are located at 835 Lancer Drive, Moorestown West Corporate Center, Moorestown, New Jersey 08057 and our telephone number is (856) 235-5656.

                                  The Offering


Shares offered in this prospectus.........................  5,427,792 shares of common stock.
Common stock outstanding as of
     May [   ], 2000......................................  27,040,725 shares.
Use of proceeds...........................................  We will receive $2.70 per warrant upon the exercise of any warrant for common stock.  If the
                                                            warrant holders exercise all of the warrants, we
                                                            will receive proceeds of $14,655,038.40.  We will
                                                            use all of these proceeds for working capital for
                                                            our operations.  See "Use of Proceeds."
Risk factors..............................................  The shares of common stock offered in this prospectus involve a high degree of risk.  See
                                                            "Risk Factors."
Nasdaq National Market Symbols............................

         Common Stock.....................................  "TMAN"

         Warrants.........................................  "TMANW"


                                  Risk Factors

         In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating us and our business before purchasing the common stock offered in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those set forth in the following risk factors and elsewhere in this prospectus.

Our common stock has in the past, and may in the future, experience volatile trading which may cause adverse market pricing of the shares

         Our common stock is traded on the Nasdaq National Market. Many factors could have a significant impact on the future price of the common stock including:

         o announcements of fluctuations in Today's Man or our competitors' operating results,

         o  market conditions for stocks in general, or

         o  fluctuations in our quarterly operating results.

         In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock. There can be no assurance that a purchaser of our common stock will be able to resell such securities at a price equal to or greater than the price at which they purchased them in this offering.

         Each warrant is exercisable for one share of common stock at an exercise price of $2.70 per share. Accordingly, the market price of the warrants will be directly affected by the market price of the common stock. In the event that the market price of the common stock is less than $2.70, the warrants may have little or no market value. All of the warrants expire at the close of business on January 2, 2001, and will not be exercisable after such time.

We opened four stores and our Internet site in 1999 and these new stores and the Internet site may not be successful. We plan to close three stores in fiscal 2000 and do not plan to open any new stores in fiscal 2000.

         We opened four stores and our Internet electronic commerce site in 1999. We can not assure you that new stores will generate sales volumes comparable to those of our existing stores. Also, the opening of additional stores in existing markets and our Internet sites may have the effect of attracting customers from our existing stores. We cannot assure you that our Internet site will be profitable. We plan to close three under-performing stores in fiscal 2000 and do not expect to open any stores in fiscal 2000. Our growth over the next several years depends principally on establishing and maintaining profitability in existing sites and the availability of appropriate financing for expansion.

Because we have a small number of stores and because our stores are in concentrated geographic locations, the success or failure of a location or of a market could have a material adverse effect on our business

         We currently operate a chain of 29 superstores, which are located in the Greater Philadelphia, Washington, D.C., Baltimore and New York markets. We plan to close three under-performing stores in fiscal 2000 and do not expect to open any stores in fiscal 2000. Due to our relatively small store base, one or more unsuccessful new stores, or a decline in sales at an existing store, would have a more significant effect on our results of operations than would be the case if we had a larger store base. Because our superstores currently are located in only four markets, adverse events in any of those markets may have a greater adverse effect to us than if our stores were more geographically dispersed.

The declining men's tailored clothing market materially reduced our revenues

         On a national basis, unit sales of men's tailored clothing have been declining over many years. We believe that this decline can be attributed to:

         o men allocating a lower portion of their disposable income to tailored clothing as a result of less frequent changes in tailored clothing fashions;

         o  relaxation of dress codes by many employers; and

         o  a more casual lifestyle.

         We also believe that this decline has contributed to a consolidation among retailers of men's tailored clothing. There can be no assurance that we will continue to be able to maintain or increase our sales volume or attain profitability as further consolidation of retailers in the industry occurs and as the unit sales of men's tailored clothing continue to decline.

Mr. David Feld has a concentration of ownership and his interests may be adverse to yours

         Mr. David Feld beneficially owns approximately 36% of our common stock. Mr. Feld together with the other directors and executive officers of Today's Man collectively beneficially own approximately 40% of our common stock. Accordingly, Mr. David Feld, together with the other directors and executive officers of Today's Man, will likely be able to effectively control most matters requiring approval by our shareholders, including the election of directors. In addition, Mr. David Feld has pledged 5,439,578 shares to secure loans. In the event of a default by Mr. David Feld, the sale of all or a large block of the pledged shares by the lenders to one purchaser or a group of purchasers acting in concert would result in such purchaser or group owning a substantial block of the common stock of Today's Man and being able to significantly affect the outcome of the election of directors and of all votes which require shareholder approval.

Our business is dependent on our relationships with suppliers and any disruption in those relationships could cause a material adverse effect on our business

         Our business is dependent upon our ability to purchase both brand-name and private label merchandise in large quantities and at attractive prices. During the fiscal year ended January 29, 2000, approximately 45% of the dollar volume of all merchandise purchased by us was purchased from ten vendors, and approximately 43% of the dollar volume of all merchandise was purchased from overseas vendors. While we believe that alternative sources of supply are available, any disruption in our sources of supply could have a material adverse effect on our business.

Our international business relationships expose us to currency fluctuation risk and we do not engage in hedging transactions

         Although we historically have been able to hedge our exposure to fluctuations in the relationship between the dollar and various foreign currencies, we currently do not engage in hedging transactions and could incur additional expense in the event of currency fluctuations.

We rely upon certain key persons of senior management, without whom we could suffer material adverse effects on our business

         The success of our business will continue to be dependent upon David Feld and the other members of senior management. Our continued growth also will depend upon our ability to attract and retain additional skilled management personnel and store managers. In addition, we do not maintain key- man insurance for Mr. Feld or any other member of senior management.

Our business is seasonal and subject to general economic conditions

         Our business is affected by the pattern of seasonality common to most apparel retailers. Historically, we have generated a significant portion of our net sales and the majority of our profits during our fourth fiscal quarter, which includes the Christmas selling season, and have experienced losses or minimal earnings in the first and third fiscal quarters. Our operating results may be adversely affected by unfavorable local, regional or national economic conditions, especially those affecting the Mid-Atlantic Region where our 29 stores are currently located. During recessionary periods, consumers can be expected to reduce their spending on discretionary items such as menswear.

We face intense competition in our business

         The retail menswear business is highly competitive with respect to price, quality and style of merchandise and store location. We face competition for customers and store locations from:

         o  large national and regional department stores;

         o  various full-price menswear chains;

         o  a number of off-price specialty retailers;

         o  local department stores;

         o  catalog retailers; and

         o  local menswear stores.

         Many of these competitors have significantly greater financial and other resources than us.

         In addition, the retailing business is affected by:

         o  changes in consumer tastes;

         o  demographic trends; and

         o  the type, number and location of competing stores.

         In the future, we may experience increased competition from menswear retailers attempting to imitate our strategy.

We have never paid, and may never pay, cash dividends

         Since we became a public company in 1992, we have not paid any cash dividends. Our loan agreement prohibits the payment of cash dividends without the lender's consent.

Shares eligible for future sale after this offering could adversely affect the market price of our common stock

         Sales of our common stock in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of equity securities. As of May 25, 2000, we had 27,040,725 shares of common stock and 5,427,792 warrants outstanding, all of which are available for resale in the public market. In addition, we have registered under the Securities Act all of the 2,450,000 shares authorized for issuance under the Management Stock Option Plan.

"Anti-takeover" provisions may make it more difficult for a third party to acquire control of Today's Man, even if the change in control would be beneficial to shareholders

         We are a Pennsylvania corporation. Anti-takeover provisions in Pennsylvania law and our charter and bylaws could make it more difficult for a third party to acquire control of Today's Man. These provisions could adversely affect the market price of our common stock and could reduce the amount that shareholders might receive if we are sold. For example, our charter provides that our board of directors may issue preferred stock without shareholder approval. In addition, our bylaws provide for a classified board, with each board member serving a staggered four-year term. Directors may be removed only for cause and only with the approval of the holders of at least 65% of our common stock. Special meetings may be called by shareholders only with the approval of the holders of at least 60% of our common stock.

 Forward-Looking Statements

         Statements made in this prospectus, and in our other public filings and releases, which are not historical facts contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements as to:

         o  our branding, advertising and on-line sales plan,

         o  future store openings and closings,

         o  demand for men's clothing,

         o  market trends in the retail men's clothing business,

         o  currency fluctuations,

         o  inflation,

         o  various economic and business trends, and

         o  management's or our beliefs, expectations or opinions.

         We may make forward-looking statements orally or in writing, including but not limited to, in this prospectus and in our other filings with the SEC.

         In connection with such forward-looking statements, you should consider that they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. You are cautioned that any such statements are not guarantees of future performance and that actual results and trends in the future may differ materially.

         The factors described in this "Risk Factors" section and elsewhere in the prospectus or the documents incorporated by reference can cause actual results and developments to be materially different from those expressed or implied by the forward-looking statements.

                                 Use of Proceeds

         We will receive $2.70 per warrant upon the exercise of any warrant for common stock. The proceeds received by us on the exercise of any warrants will be used for general working capital purposes.

                            Description of Securities

Preferred Stock

         o  Authorized: 5,000,000 shares

         o  Outstanding: None as of May 25, 2000

         o Rights and Preferences: The preferred stock may be issued from time to time by our Board of Directors as shares of one or more classes or series, in each case without any further action or vote by the shareholders. Subject to the provisions of our charter, the Board of Directors is expressly authorized to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights, if any, of each series of preferred stock including without limitation, the following:

            o the voting rights and powers, if any, of each series of preferred stock;

            o the rates and times at which, and the terms and conditions on which, dividends, if any, on each series of preferred stock, will be paid, and any dividend preferences or rights of cumulation;

            o the rights, if any, of holders of preferred stock, and each series of preferred stock, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of Today's Man and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

            o the redemption rights, if any, of Today's Man and the holders of preferred stock, and each series of preferred stock, and the times at which, and the terms and conditions on which, preferred stock may be redeemed; and

            o the rights and preferences, if any, of the holders of preferred stock upon the voluntary liquidation, dissolution or winding up of Today's Man.

Common Stock

         The principal terms of the common stock are as follows:

         o  Authorized: 100,000,000 shares.

         o Outstanding: 27,040,725 shares of common stock were outstanding as of May 25, 2000.

         o  Voting: One vote per share with no cumulative voting rights.

         o Dividends: Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled, among other things: (a) to share ratably in dividends if , when and as declared by the Board of Directors out of funds legally available therefor; and (b) in the event of liquidation, dissolution or winding-up of Today's Man, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses.

         o Preemptive Rights: The holders of common stock do not have any preemptive rights to subscribe for additional shares of capital stock of Today's Man.

         o Status: All outstanding shares of common stock are fully paid and nonassessable. All shares of common stock issuable upon the exercise of warrants and payment of the exercise price, will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the terms of any series of preferred stock which Today's Man may issue in the future.

Warrants

         The principal terms of the warrants are as follows:

         o Outstanding: 5,427,792 warrants were outstanding as of May 25, 2000, each of which shall be exercisable for one share of common stock, subject to adjustment, at any time prior to expiration.

         o  Exercise Price: $2.70 per share, subject to adjustment.

         o  Expiration: 5:00 p.m., local time, on January 2, 2001.

         o  Redemption: The warrants are not redeemable.

         o  Voting Rights: None.

         o Adjustment: The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment in the event of (a) a change in the common stock as a result of a stock dividend or stock split or a subdivision, combination or reclassification of shares; or (b) certain mergers, consolidation or business combinations involving Today's Man, all as more particularly provided in the warrant agreement, a copy of which is filed as Exhibit 2.4 to our Form 8A filed with the SEC on December 29, 1997.

                                  Legal Matters

         An opinion has been rendered by the law firm of Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, to the effect that, the shares of common stock issuable upon exercise of the warrants, when exercised, issued and paid for as contemplated in the warrants and the warrant agreement, will be legally issued, fully paid and non-assessable.

                                     Experts

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for the year ended January 29, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by Today's Man.


Securities and Exchange Commission Registration Fee..................... $ 3,869

Accounting Fees and Expenses............................................ $10,000

Legal Fees and Expenses................................................. $15,000

Miscellaneous........................................................... $ 5,000

                  Total................................................. $33,869
                                                                         =======


Item 15. Indemnification of Directors and Officers.

         Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

         Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

         Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

         Section 1745 provides that expenses (including attorney's fees) incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

         Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to Subchapter 17D of the BCL.

         Section 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         For information regarding provisions under which a director or officer of Today's Man may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to Today's Man Amended and Restated Articles of Incorporation and Amended and Restated By-laws, copies of which are filed as Exhibits 2.1 and 2.22 respectively, to Today's Man Form 8-A filed with the Commission on December 29, 1997, which provide in general that Today's Man shall indemnify our officers and directors to the fullest extent authorized by law.

Item 16. Exhibits.

   4.1   Amendment to Warrant Agreement.

   5.1 Opinion of Blank Rome Comisky & McCauley LLP as to the validity of the issuance of the common stock of Today's Man being registered.

   23.1  Consent of Ernst & Young LLP, independent auditors.

   23.2  Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

   24.1  Power of Attorney of certain signatories (included on the Signature
         Page).

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section

13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Today's Man pursuant to the foregoing provisions, or otherwise, Today's Man has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Today's Man of expenses incurred or paid by a director, officer or controlling person of Today's Man in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Today's Man will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, Today's Man certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moorestown, New Jersey, on the 26th day of May 2000.

                                       TODAY'S MAN, INC.

                                       By: /s/ David Feld
                                           -------------------------------------
                                           David Feld, Chairman of the  Board,
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Feld and Frank E. Johnson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable Today's Man to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 26th day of May, 2000.

Name                                                 Title
----                                                 -----
/s/ David Feld                                       Chairman of the Board, President and
------------------------------------------           Chief Executive Officer (principal executive officer)
David Feld

/s/ Leonard Wasserman                                Director
------------------------------------------
Leonard Wasserman

/s/ Larry Feld                                       Vice President, Secretary and Director
------------------------------------------
Larry Feld


/s/ Barry S. Pine                                    Vice President and Controller (principal accounting officer)
------------------------------------------
Barry S. Pine


/s/ Frank E. Johnson                                 Executive Vice President and Chief Financial Officer
------------------------------------------           (principal financial officer)
Frank E. Johnson

/s/ Neal J. Fox                                      Director
------------------------------------------
Neal J. Fox


                                                     Director
------------------------------------------
Verna K. Gibson


/s/ Eli Katz                                         Director
------------------------------------------
Eli Katz


/s/ Bruce Weitz                                      Director
------------------------------------------
Bruce Weitz